Exhibit 10.7

DEFAULT WAIVER AND FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Default Waiver and Fourth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of November 25, 2025, by and between EAST WEST BANK, a California banking corporation (“EWB”), as Administrative Agent and a Lender, and SCP PRIVATE CREDIT INCOME BDC LLC, a Delaware limited liability company (“Borrower”).

RECITALS

Borrower and EWB are parties to that certain Amended and Restated Loan and Security Agreement dated as of October 4, 2021, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 28, 2022, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 22, 2023, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 27, 2024 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.
Borrower acknowledges that an Event of Default has occurred under Section 8.3(a) of the Agreement as a result of Borrower’s initiation of dissolution pursuant to Section 11.1(a) of the Borrower’s Operating Agreement (the “Existing Default”). Subject to the terms and conditions of this Amendment, Administrative Agent and Lenders hereby waive the Existing Default. The waiver herein shall (1) in no way be deemed an agreement by Administrative Agent or the Lenders to forbear or waive Borrower’s compliance with Section 8.3 of the Agreement during other time periods and (2) not limit or impair Administrative Agent’s or any Lender’s right to demand performance of other sections of the Agreement as provided therein. Borrower acknowledges and agrees (a) that, except as set forth in this Amendment, this Amendment does not constitute and is not to be deemed a waiver of any provision of the Agreement or any other Loan Document, and (b) that this waiver is limited to the specific purpose for which it is given and does not establish (and is not to be deemed to establish) a course of dealing or conduct by the Administrative Agent or any Lender.
2.
The following defined term in Section 1.1 of the Agreement and its definition is amended and restated to read in full as follows:

“Revolving Maturity Date” means December 31, 2026.

3.
Section 8.3 of the Agreement is amended and restated to read in full as follows:

“8.3 Company. (a) If (i) any Fund or any Managing Entity is dissolved or any Fund’s or Managing Entity’s existence is terminated or any action is taken to effect such termination or any Fund’s or Managing Entity’s dissolution, or (ii) any Fund, any Managing Entity, the Board of Directors or Managing Members fails to comply in any material respect with any term of the Operating Agreement, which failure would excuse the obligations of the Investors of any Fund to make Capital Contributions to such Fund, or (iii) the applicable Operating Agreement ceases to be enforceable against any Investor of any Fund, or (b) if within 15 days of the date due of any Capital Call by Borrower, aggregate Capital Contributions in response to such Capital Call in excess of ten percent (10%) of the aggregate Capital Contributions requested by Investment Manager in such Capital Call have not been made (it being acknowledged that such calculations will occur on a per Capital Call basis, rather than a cumulative basis). Notwithstanding the above, action taken by Borrower to effect its dissolution pursuant to Section 11.1(a) of its Operating Agreement shall not constitute an Event of Default under this Section 8.3(a) so long as such Operating Agreement continues to be valid, binding and enforceable as to the Investors of Borrower and such Investors continue to be obligated to make Capital Contributions in response to Capital Calls sufficient to satisfy Borrower’s obligations in respect of each Credit Extension during the term of this Agreement;”

4.
No course of dealing on the part of Administrative Agent, any Lender or their respective officers, nor any failure or delay in the exercise of any right by Administrative Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Administrative Agent’s and/or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Administrative Agent or such Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Administrative Agent or Lenders, as applicable.
5.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent or Lenders under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
6.
Borrower represents and warrants that the (a) representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, by reference to the facts and circumstances existing as of the date of this Amendment and as if references to “Closing Date” are references to the date of this Amendment; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, (b) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to general equitable principals (whether considered in a proceeding in equity or at law) and (c) other than the Existing Default, no other Event of Default has occurred and is continuing.
7.
Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting in accordance with the terms thereof; and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
8.
Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “this Loan Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.
9.
This Amendment shall be a Loan Document.
10.
This Amendment, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties hereto, and/or the interpretation and enforcement of the rights and duties of the parties hereto will be governed by the laws of the State of New York.
11.
As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
an Affirmation of Investor and Security Agreement, duly executed by SCP Private Credit (BDC) Access LP, a Delaware limited partnership, SCP Private Credit (BDC) Access Advisors LLC, a Delaware limited liability company and Administrative Agent;

(c)
an Affirmation of Collateral Assignment of Capital Call Rights, duly executed by SLR Capital Partners, LLC, a Delaware limited liability company, and Borrower;
(d)
a favorable written opinion of special Delaware counsel to Borrower;
(e)
to the extent executed, amended, revised or updated, as applicable, after the Closing Date and not previously delivered to Administrative Agent, (i) copies of any side letters and subscription agreements with respect to interests in Borrower, (ii) copies of any amendments to side letters or subscription agreements previously delivered to Administrative Agent and (iii) certified copies of any amendments to the Operating Agreement or any operating or limited liability company agreement of entities acting on behalf of Borrower;
(f)
a certificate with respect to Borrower’s certificate of good standing, Operating Documents, incumbency and resolutions of the Board of Directors authorizing the execution and delivery of this Amendment and such other documents required in connection with this Amendment;
(g)
a fully earned and non-refundable Extension Facility Fee equal to Ninety-Six Thousand Dollars ($96,000) payable in accordance with Section 2.5(c), which may be debited from any of Borrower’s accounts; and
(h)
all reasonable Lender Expenses incurred through the date of this Amendment, including, for the avoidance of doubt, attorney’s fees and expenses owing to Sidley Austin LLP, which may be debited from any of Borrower’s accounts.
12.
This Amendment and any other Loan Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement or Loan Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment or any other Loan Document (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SCP PRIVATE CREDIT INCOME BDC LLC, a Delaware limited liability company

By:

Name: Shiraz Y. Kajee

Title: Chief Financial Officer

By:

Name: Bruce Spohler

Title: Co-Chief Executive Officer and Chief Operating Officer

[Signature Page to Default Waiver and Fourth Amendment
to Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EAST WEST BANK, as Administrative Agent and a Lender

By:

Name: Arquelio Semidey

Title: Managing Director

[Signature Page to Default Waiver and Fourth Amendment
to Amended and Restated Loan and Security Agreement]